UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2006

MSC Industrial Direct Co., Inc.

(Exact name of registrant as specified in its charter)

New York	1-14130	11-3289165
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

75 Maxess Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (516) 812-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On July 20, 2006, MSC Industrial Direct Co., Inc. (the “Company”) announced the restructuring of the management team of J&L America, Inc. (“J & L”), an indirect wholly-owned subsidiary of the Company acquired by it on June 8, 2006.  As part of the restructuring, Michael Wessner, President of J &L, will be leaving the Company effective at the end of the Company’s fiscal year, and Mr. Nicholas Darin (Chief Financial Officer of J&L) and Mr. Charles Moyer (Vice President, Marketing and Strategy of J&L) will be leaving the Company this week.  The responsibilities of Messrs. Wessner, Darin and Moyer will be transitioned to the MSC executive management team.

Mr. Wessner’s employment agreement with J&L, dated as of March 13, 2006 (the “Agreement”), was filed as an Exhibit to the Company’s Form 10-Q  filed with the Securities and Exchange Commission on July 6, 2006, and is hereby incorporated by reference herein.  Mr. Wessner will receive an aggregate of $798,060.77 severance as provided under the Agreement.

In connection with the departure of these executives, the Company will recognize a one time after tax charge of $1.2 million ($0.02 per diluted share) in the fourth quarter of fiscal 2006.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1.	Press release, dated July 20, 2006.

Exhibit 99.2	Employment Agreement, dated as of March 13, 2006, between Michael Wessner and J&L America, Inc.*

*                    Incorporated by reference to Exhibit 10.1 to Registrant’s Form 10-Q filed with the Securities and Exchange Commission on July 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Industrial Direct Co., Inc.

Date: July 20, 2006	By:	/s/ Shelley M. Boxer
		Name:	Shelley M. Boxer
		Title:	Vice President, Finance